As filed with the Securities and Exchange Commission on July 21, 1999
                                                            File No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       EQUITY RESIDENTIAL PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

           Maryland                                        13-3675988
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation of Organization)

  Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 (312) 474-1300
                    (Address of Principal Executive Offices)

                       EQUITY RESIDENTIAL PROPERTIES TRUST
        FIFTH AMENDED AND RESTATED 1993 SHARE OPTION AND SHARE AWARD PLAN
                            (Full Title of the Plan)

                               Douglas Crocker II
                      President and Chief Executive Officer
                      Two North Riverside Plaza, Suite 450
                             Chicago, Illinois 60606
                     (Name and Address of Agent for Service)

                                 (312) 474-1300
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            William C. Hermann, Esq.
                          Rosenberg & Liebentritt, P.C.
                      Two North Riverside Plaza, Suite 1515
                             Chicago, Illinois 60606
                                 (312) 466-3927

                         CALCULATION OF REGISTRATION FEE

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                                                               Proposed Maximum    Proposed Maximum
                                                Amount to be    Aggregate Price        Aggregate             Amount of
       Title of Securities to be Registered      Registered       Per Share (1)    Offering Price (1)    Registration Fee
                                              ------------------ --------------- -------------------     -------------------
Common Shares of Beneficial Interest,
$.01 par value.........................         12,500,000(2)      $43.00           $193,500,000(2)         $53,793(2)

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

(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average high and low prices reported for such shares on the New York Stock Exchange on July 20, 1999, pursuant to Rule 457(h)(1).
(2) 8,000,000 Common Shares of Beneficial Interest of the Registrant (the "Common Shares") have previously been registered with the Securities and Exchange Commission pursuant to an effective Registration Statement on Form S-8. The amount of the registration fee, therefore, relates to only those additional 4,500,000 Common Shares being registered pursuant hereto.

                                     PART II

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement of Equity Residential Properties Trust (the "Company") incorporates by reference the contents of the Company's previous registration statement on Form S-8 dated June 5, 1998 (No. 333-56165) covering 8,000,000 of the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), issuable upon the award of share grants and the exercise of share options granted under the Company's Fourth Amended and Restated 1993 Share Option and Share Award Plan (the "Plan"), which previous registration statement incorporates by reference therein the contents of the Company's registration statement on Form S-8 dated October 3, 1997 (No. 333-37121) and registration statement No. 333-37121 incorporates by reference therein the contents of the Company's registration statement on Form S-8 dated June 26, 1996 (File No. 333-06867).

         On March 12, 1999, the Company's Board of Trustees approved a resolution amending the Plan (together with other amendments thereto constituting the Company's Fifth Amended and Restated 1993 Share Option and Share Award Plan, the "Amended Plan") to increase the number of Common Shares issuable thereunder by 4,500,000 Common Shares to an aggregate of 12,500,000 Common Shares. On May 17, 1999, the Company's shareholders approved the Amended Plan. The total number of Common Shares currently registered for issuance pursuant to the Plan is 8,000,000 and this registration statement covers the additional 4,500,000 Common Shares to be registered hereunder.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 21, 1999.

                                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                      By:   /s/ Douglas Crocker II
                                         ---------------------------------------
                                            Douglas Crocker II, President, Chief
                                               Executive Officer and Trustee


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II and Sheli Z. Rosenberg, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 21, 1999:


Name                                  Title
----                                  -----


/s/ Samuel Zell                       Chairman of the Board of Trustees
-----------------------------
Samuel Zell

/s/ Douglas Crocker II                President, Chief Executive Officer and Trustee
-----------------------------
Douglas Crocker II

/s/ Gerald A. Spector                 Executive Vice President, Chief Operating Officer and Trustee
-----------------------------
Gerald A. Spector

/s/ David J. Neithercut               Executive Vice President and Chief Financial Officer
-----------------------------
David J. Neithercut

/s/ Michael J. McHugh                 Executive Vice President, Chief Accounting Officer and Treasurer
-----------------------------
Michael J. McHugh

/s/ Stephen O. Evans                  Executive Vice President and Trustee
-----------------------------
Stephen O. Evans

/s/ Sheli Z. Rosenberg                Trustee
-----------------------------
Sheli Z. Rosenberg

/s/ James D. Harper, Jr.              Trustee
-----------------------------
James D. Harper, Jr.

/s/ Errol R. Halperin                 Trustee
-----------------------------
Errol R. Halperin

/s/ John Alexander                    Trustee
-----------------------------
John Alexander

/s/ B. Joseph White                   Trustee
-----------------------------
B. Joseph White

/s/ Henry H. Goldberg                 Trustee
-----------------------------
Henry H. Goldberg

/s/ Jeffrey H. Lynford                Trustee
-----------------------------
Jeffrey H. Lynford

                                      Trustee
-----------------------------
Edward Lowenthal

/s/ Boone A. Knox                     Trustee
-----------------------------
Boone A. Knox

/s/ Michael N. Thompson               Trustee
-----------------------------
Michael N. Thompson


                                             EXHIBIT INDEX

                                                                                                   Sequentially
        Exhibit                                           Exhibit                                    Numbered
        Number                                          Description                                    Page
        -------                                         -----------                                 -----------

         4.1              *    Second Amended and Restated Declaration of Trust, as amended

         4.2              **   Second Amended and Restated Bylaws

         4.3                   Form of Equity  Residential  Properties  Trust Fifth  Amended
                               and Restated 1993 Share Option and Share Award Plan

         5                     Opinion of Rosenberg & Liebentritt, P.C.

         23.1                  Consent of Ernst & Young LLP

         23.2                  Consent of Ernst & Young LLP

         23.3                  Consent of Arthur Andersen LLP

         23.4                  Consent  of  Rosenberg  &  Liebentritt,   P.C.  (included  in
                               Exhibit 5)

         24                    Power of  Attorney  (filed as part of the  signature  page to the Registration Statement)


-----------------------------
* Included as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.

** Included as Exhibit 99.2 to the Company's Registration Statement on Form S-4, File No. 333-24653, and incorporated herein by reference.